JOHN HANCOCK TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

     AMENDMENT (the "Amendment") made this ____ day of ______, 2007, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended and restated May 1, 1999, as amended, between John Hancock Trust, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC, a Delaware limited liability company ("JHIMS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A is revised to add the advisory fees for the following portfolios of the Trust:

     a. American Fundamental Holdings Trust
     b. American Global Diversification Trust


2.   DUTIES OF THE ADVISER

     The following provision is added under Section 2.a. (Duties of the Adviser):

     With respect to the portfolios listed below, the Adviser may elect to manage the investments and determine the composition of the assets of the portfolio, subject to the approval of the Trustees of the Trust.

     a. American Fundamental Holdings Trust
     b. American Global Diversification Trust


3.   EFFECTIVE DATE

     This Amendment shall become effective with respect to each portfolio on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment with respect to a portfolio.


John Hancock Trust


By:  ___________________________


John Hancock Investment Management Services, LLC


By:  ___________________________

                                   Appendix A

                        Advisory Fees for New Portfolios

                       American Fundamental Holdings Trust

The Adviser shall serve as investment adviser for the American Fundamental Holdings Trust.

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the American Fundamental Holdings Trust a fee computed separately for the American Fundamental Holdings Trust as follows (the "Adviser Fee"):

The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds ("Affiliated Fund Assets") and (b) a fee on net assets not invested in Affiliated Funds ("Other Assets"). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following John Hancock Trust funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.


(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the net assets of the American Fundamental Holdings Trust determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of the American Fundamental Holdings Trust.

Advisory Fee on Affiliated Fund Assets

              Net Assets of the American Fundamental Holdings Trust


                                        First        Excess over $500
                                    $500 million         million



(b) The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the American Fundamental Holdings Trust determined in accordance with the following schedule, and that rate is applied to the Other Assets of the American Fundamental Holdings Trust.

Advisory Fee on Other Assets

                Net Assets of American Fundamental Holdings Trust


                                        First        Excess over $500
                                    $500 million         million


     For purposes of determining Net Assets of the American Fundamental Holdings Trust and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the American Fundamental Holdings Trust, Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for the American Fundamental Holdings Trust shall be based on the applicable annual Affiliated Funds fee rate for the American Fundamental Holdings Trust which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Net Assets of American Fundamental Holdings Trust divided by (ii) Net Assets of the American Fundamental Holdings Trust (the "Applicable Annual Affiliated Funds Fee Rate").


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

     The fee on Other Assets for the American Fundamental Holdings Trust shall be based on the applicable annual Other Assets fee rate for the American Fundamental Holdings Trust which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of American Fundamental Holdings Trust divided by (ii) Net Assets of American Fundamental Holdings Trust (the "Applicable Annual Other Assets Fee Rate").

     The fee on Affiliated Fund Assets for the American Fundamental Holdings Trust shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the American Fundamental Holdings Trust. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the American Fundamental Holdings Trust shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the American Fundamental Holdings Trust. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for the American Fundamental Holdings Trust shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to the American Fundamental Holdings Trust, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.





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

                      American Global Diversification Trust

The  Adviser  shall  serve  as  investment   adviser  for  the  American  Global
Diversification Trust.

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the American Global Diversification Trust a fee computed separately for the American Global Diversification Trust as follows (the "Adviser Fee"):

The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds ("Affiliated Fund Assets") and (b) a fee on net assets not invested in Affiliated Funds ("Other Assets"). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following John Hancock Trust funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.


(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the net assets of the American Global Diversification Trust determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of the American Global Diversification Trust.

Advisory Fee on Affiliated Fund Assets

             Net Assets of the American Global Diversification Trust


                                        First        Excess over $500
                                    $500 million         million



(b) The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the American Global Diversification Trust determined in accordance with the following schedule, and that rate is applied to the Other Assets of the American Global Diversification Trust.

Advisory Fee on Other Assets

               Net Assets of American Global Diversification Trust


                                        First        Excess over $500
                                    $500 million         million


     For purposes of determining Net Assets of the American Global Diversification Trust and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the American Global Diversification Trust, Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for the American Global Diversification Trust shall be based on the applicable annual Affiliated Funds fee rate for the American Global Diversification Trust which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Net Assets of American Global Diversification Trust divided by (ii) Net Assets of the American Global Diversification Trust (the "Applicable Annual Affiliated Funds Fee Rate").


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

     The fee on Other Assets for the American Global Diversification Trust shall be based on the applicable annual Other Assets fee rate for the American Global Diversification Trust which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of American Global
Diversification Trust divided by (ii) Net Assets of American Global Diversification Trust (the "Applicable Annual Other Assets Fee Rate").

     The fee on Affiliated Fund Assets for the American Global Diversification Trust shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the American Global Diversification Trust. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the American Global Diversification Trust shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the American Global Diversification Trust. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for the American Global Diversification Trust shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to the American Global Diversification Trust, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.





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